EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2021

GAITHERSBURG, Md., November 4, 2021—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the third quarter ended September 30, 2021.

"Emergent's core products and service businesses remain strong as evidenced by our accomplishments this quarter,” said Robert G. Kramer, president and CEO of Emergent BioSolutions. "We have secured renewals of multiple medical countermeasure supply contracts, made pipeline advancements, implemented organizational enhancements that better serve our customers, and are pursuing new business prospects. We are confident in our 2024 growth plan and remain focused on our mission - to protect and enhance life."

FINANCIAL HIGHLIGHTS (1)

($ in millions, except per share amounts)	Q3 2021	Q3 2020	% Change
Total revenues	$329.0	$385.2	(15)%
Net (loss) income	($32.7)	$39.5	*
Net (loss) income per diluted share	($0.61)	$0.73	*
Adjusted net (loss) income (2)	($19.3)	$119.0	*
Adjusted net (loss) income (2) per diluted share	($0.36)	$2.19	*
Adjusted EBITDA (2)	($3.3)	$168.1	*

($ in millions, except per share amounts)	YTD 2021	YTD 2020	% Change
Total revenues	$1,069.5	$972.4	10%
Net income	$41.6	$119.7	(65)%
Net income per diluted share	$0.77	$2.23	(65)%
Adjusted net income (2)	$82.3	$225.1	(63)%
Adjusted net income (2) per diluted share	$1.52	$4.20	(64)%
Adjusted EBITDA (2)	$169.7	$339.5	(50)%
* % change is greater than 100%

Q3 2021 AND OTHER RECENT BUSINESS

•Announced a mutual agreement with the U.S. Department of Health and Human Services (HHS) to terminate the Company's 2012 Center for Innovation in Advanced Development and Manufacturing (CIADM) contract to establish a public-private partnership for pandemic preparedness, along with all associated task orders, including the 2020 task order to reserve capacity and expand manufacturing for third-party COVID-19 vaccine and therapeutic candidates

•Initiated a pivotal Phase 3 safety and immunogenicity study to evaluate CHIKV VLP, the company's single-dose chikungunya virus virus-like particle vaccine candidate

•Secured a multi-year development and manufacturing agreement with Providence Therapeutics, valued at approximately $90 million, for its mRNA COVID-19 vaccine candidate
•Received a contract modification to the 2016 AV7909 (Anthrax Vaccine Adsorbed with Adjuvant) development and procurement contract with the U.S. government, valued at approximately $399 million, to deliver doses of AV7909 to the Strategic National Stockpile (SNS) over 18 months
•Received Orphan Drug designation from the U.S. Food and Drug Administration (FDA) for AV7909
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•Announced inclusion of the company’s SARS-CoV-2 Immune Globulin Intravenous (Human) (COVID-HIG) plasma-derived therapy in a Phase 3 safety and efficacy study, INSIGHT-012, sponsored by the National Institute of Allergy and Infectious Diseases of the National Institutes of Health, evaluating hyperimmune intravenous immunoglobulin for outpatient COVID-19 treatment

Q3 2021 FINANCIAL PERFORMANCE (1)

(I) Quarter Ended September 30, 2021 (Q3)

Revenues

($ in millions)	Q3 2021	Q3 2020	% Change
Product sales, net (3):
• NARCAN® Nasal Spray	$133.3	$88.8	50%
• ACAM2000®	$80.7	$1.0	*
• Anthrax vaccines	$15.6	$73.9	(79)%
• Other (4)	$40.9	$38.5	6%
Total product sales, net	$270.5	$202.2	34%
Contract development and manufacturing (CDMO):
• Services	$112.6	$53.1	*
• Leases	($71.0)	$104.0	*
Total CDMO	$41.6	$157.1	(74)%
Contracts and grants	$16.9	$25.9	(35)%
Total revenues	$329.0	$385.2	(15)%
* % change is greater than 100%

Product Sales, net
NARCAN Nasal Spray
For Q3 2021, revenues from NARCAN® (naloxone HCI) Nasal Spray increased $44.5 million as compared to Q3 2020. The increase is driven by continued growth in unit sales to the U.S. public interest and commercial retail markets as well as customer channels in Canada.

ACAM2000
For Q3 2021, revenues from ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) increased $79.7 million as compared to Q3 2020. The increase is largely driven by the timing of deliveries to the U.S. government (USG), specifically the Strategic National Stockpile (SNS). The revenues recognized in Q3 2021 are a result of a recent option exercise in July 2021 by the USG valued at approximately $182 million. The Company expects to deliver the remaining units under this option exercise during the fourth quarter of 2021.

Anthrax vaccines
For Q3 2021, revenues from Anthrax vaccines decreased $58.3 million as compared to Q3 2020. The decrease is largely driven by timing of deliveries to the USG, specifically the SNS. The Company received an AV7909 contract modification in September 2021 wherein the Company expects to deliver additional doses of AV7909 over 18 months from the date of execution of the contract modification valued at approximately $399 million.
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Other (4)
For Q3 2021, revenues from other product sales were consistent as compared to Q3 2020. During the quarter, an increase in sales of VIGIV [Vaccinia Immune Globulin Intravenous (Human)] was offset by a decline in sales of BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)], largely driven by timing of deliveries to the USG, specifically the SNS.

CDMO Services
For Q3 2021, revenue from contract development and manufacturing services increased $59.5 million as compared to Q3 2020. This increase is largely due to arrangements with innovator manufacturers to address the COVID-19 pandemic, specifically Johnson & Johnson, as well as out-of-period adjustments (see discussion below entitled "Out-of-Period Adjustments").

CDMO Leases
During Q3 2021, the Company determined that it was necessary to classify the public-private partnership with the Biomedical Advanced Research and Development Authority (BARDA) as a lease rather than a stand-ready arrangement. This change has been considered as part of the immaterial out-of-period adjustment (see discussion below entitled "Out-of-Period Adjustments"). As such, the Company is now separately disclosing lease revenues on the statement of operations. For Q3 2021, revenue from contract development and manufacturing leases decreased $175.0 million largely due to a reduction in lease revenues associated with the public-private partnership with BARDA as the Company recognized revenue of $85.9 million in Q3 2020 and recorded a reversal of revenue of $86.0 million during Q3 2021 based on the lack of cash collections under the arrangement in recent months. In November 2021, the Company and BARDA mutually terminated this arrangement ending the public-private partnership with BARDA. As a result of the termination, the Company expects to record CDMO lease revenue in the fourth quarter 2021 to reflect the remaining unrecognized contract value and associated payments of approximately $155.7 million.

Contracts and Grants
For Q3 2021, revenues from contracts and grants decreased $9.0 million as compared to Q3 2020. The decrease is primarily due to a decrease in activities associated with the COVID-HIG therapeutic product candidate. As a result of the CIADM base contract termination, the Company expects to record approximately $60.0 million of contracts and grants revenue during the fourth quarter 2021.

Operating Expenses

($ in millions)	Q3 2021	Q3 2020	% Change
Cost of product sales	$103.2	$120.2	(14)%
Cost of CDMO	$114.3	$28.8	*
Research and development	$49.6	$84.4	(41)%
Selling, general and administrative	$82.1	$75.5	9%
Amortization of intangible assets	$14.5	$15.0	(3)%

Cost of Product Sales
For Q3 2021, cost of product sales decreased $17.0 million as compared to Q3 2020. The decrease in cost is primarily due to significant items in the prior year that did not recur in the current period offset by higher volume of product sales, specifically NARCAN® Nasal Spray and ACAM2000. During Q3 2020, the Company incurred charges of $30.2 million related to the Company's contingent consideration liabilities and $13.8 million related to a write-down of inventory balances related to the Company's travel health vaccines.

Cost of CDMO
For Q3 2021, cost of CDMO increased $85.5 million as compared to Q3 2020. The increase in cost is primarily due to increases in CDMO services and additional investments in manufacturing and quality systems and capabilities, largely from the Company's arrangements to address the COVID-19 pandemic and out-of-period adjustments (see discussion below entitled "Out-of-Period Adjustments").
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Research and Development
For Q3 2021, research and development expenses decreased $34.8 million as compared to Q3 2020. The decrease is primarily due to a decline in costs associated with the Company's COVID-HIG therapeutic product candidate and a non-recurring charge for an impairment of the Company's in-process research and development (IPR&D) intangible asset of $29.0 million during Q3 2020.

Selling, General and Administrative
For Q3 2021, selling, general and administrative expenses increased $6.6 million due to organizational growth in headcount and professional services in support of the expansion of the Company's business operations.

Out-of-Period Adjustments
During the three months ended September 30, 2021, the Company made immaterial out-of-period adjustments related to its revenue recognition policy for contract development and manufacturing (CDMO) services and classification of the BARDA public-private partnership as a lease. These adjustments resulted in out-of-period increases of $38.3 million in CDMO service revenue, $36.9  million of costs of product sales and CDMO services for the three months ended September 30, 2021 with a net impact to income before income taxes of $1.4 million.

Additional Financial Information
Product Margin and Adjusted Product Margin (2)

($ in millions)	Q3 2021	Q3 2020	% Change
Product margin	$167.3	$82.0	*
Product margin % (product margin divided by product revenues (2))	62%	41%	21%
Adjusted product margin	$168.2	$126.0	33%
Adjusted product margin % (adjusted product margin divided by product revenues (2))	62%	62%	—%
For Q3 2021, product margin increased $85.3 million as compared to Q3 2020. Adjusted product margin increased $42.2 million as compared to Q3 2020. The increase in gross margin is primarily due to the $44.0 million of charges related to inventory write-offs of the travel health vaccines and the Company's contingent consideration liabilities which were not recurring in Q3 2021. Adjusted product margin percent is consistent from Q3 2021 as compared to Q3 2020.

CDMO Margin and Adjusted CDMO Margin (2)

($ in millions)	Q3 2021	Q3 2020	% Change
CDMO margin	($1.7)	$24.3	*
CDMO margin % (CDMO margin divided by CDMO service revenues (2))	(2)%	46%	(48)%
Adjusted CDMO margin	$13.3	$42.4	(69)%
Adjusted CDMO margin % (adjusted CDMO margin divided by adjusted CDMO revenues (2))	10%	60%	(50)%
For Q3 2021, CDMO margin decreased $26.0 million as compared to Q3 2020. Adjusted CDMO margin decreased $29.1 million as compared to Q3 2020. The decline in CDMO margin and adjusted CDMO margin is primarily due to an increase in CDMO service activities, increase in costs due to out-of-period adjustments (see discussion entitled "Out-of-Period Adjustments") and additional costs to support remediation efforts for our COVID-19 manufacturing activities.

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CDMO Metrics

CDMO Backlog Rollforward	($ in millions)
Beginning backlog (6/30/2021) (5)	$1,097.0
Contract development and manufacturing (revenue recognized in Q3 2021):
CDMO services	($112.6)
CDMO leases	$71.0
CDMO revenues recognized in Q3 2021	($41.6)
New Business - Initial value of contracts secured (6)	$117.7
Impact of CIADM termination and other modifications	($171.1)
Ending backlog (9/30/2021) (5)	$1,002.0

($ in millions)	As of Q3 2021	As of Q2 2021	% Change
CDMO backlog (5)	$1,002.0	$1,097.0	(9)%
CDMO opportunity funnel (7)	$283.7	$672.0	(58)%

Capital Expenditures

($ in millions)	Q3 2021	Q3 2020	% Change
Gross capital expenditures	$55.2	$45.7	21%
- Capital expenditures reimbursed	$5.7	$25.1	(77)%
Net capital expenditures	$49.5	$20.6	*
Gross capital expenditures as a % of total revenues	17%	12%	5%
Net capital expenditures as a % of total revenues	15%	5%	10%

For Q3 2021, capital expenditures increased largely due to the Company's continued investments associated with increased capacity and capabilities at the Company's Rockville facility. The increase in gross capital expenditures was offset by reimbursements of $5.7 million related to arrangements funded by the USG.

2021 FINANCIAL FORECAST
For full year 2021, the Company's updated forecast includes the following financial metrics:

($ in millions)	Updated 2021 Forecast	Previous 2021 Forecast (As of July 29, 2021)
Total revenues	$1,700 - $1,800	$1,700 - $1,900
•NARCAN® Nasal Spray	$400 - $420	$305 - $325
•Anthrax vaccines	$250 - $260	$280 - $310
•ACAM2000®	$200 - $220	$185 - $205
•CDMO	$600 - $650	$765 - $875
Adjusted EBITDA (2)	$500 - $550	$620 - $720
Adjusted net income (2)	$315 - $350	$395 - $470
Gross margin (2)	54% - 56%	61% - 63%

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The Company's financial forecast for 2021 includes the following additional considerations:

Revised Considerations

•Gross margin reflects the impact of the Q3 2021 performance as well as expectations for the remainder of the year.
•CDMO services revenue reflects the impact of the mutual agreement with HHS to end the Company's involvement in the CIADM program and to close out remaining obligations under the CIADM base contract and related task orders. This agreement reduces the total contract value to be realized under the 2020 task order to $470.9 million from $650.8 million.

Unchanged Considerations

•Narcan® Nasal Spray revenues assume the naloxone market remains competitive and incorporates the impact of at least one new branded entrant into the market (one branded competitor entered the market during the third quarter of 2021), as well as no generic entrant into the market prior to the anticipated appellate decision related to the pending patent litigation, which is expected by the end of 2021.
•Anthrax vaccines revenue is expected to continue to primarily reflect procurement of AV7909 under the terms of the Company’s existing contract with BARDA at a more normalized annual level.
•ACAM2000®vaccine revenues incorporate the expected full delivery of product under the $182 million option exercise received in July 2021 as well as other international sales.
•CDMO services revenue reflects the continued manufacturing of Johnson & Johnson's COVID-19 vaccine bulk drug substance. On July 29th, the Company announced that it was informed by the FDA that it can resume production at its Bayview manufacturing facility.
•Total revenues, specifically other product sales, are expected to be impacted due to the Company's assumption that a new raxibacumab contract will be awarded later than previously planned.
•R&D expenses are expected to reflect continued pipeline progress across the portfolio, including the assumption of at least one Phase 3 launch and one Biologics License Application (BLA)/Emergency Use Authorization (EUA) filing.
•Capital expenditures, net of reimbursement, are expected to be in a range of 8% to 9% of total revenues, reflecting ongoing investments in capacity and capability expansions in support of the Company's CDMO services business and product portfolio.

FOOTNOTES

(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Product Margin and Adjusted Product Margin," "Reconciliation of CDMO Margin and Adjusted CDMO Margin"and "Reconciliation of Net Research and Development Expenses" for a definition of terms and the reconciliation tables.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts.
(4) Other can include a combination of sales of any of the following products: BAT, VIGIV, Anthrasil, raxibacumab, RSDL, Trobigard, Vivotif, and Vaxchora.
(5) CDMO backlog is defined as estimated remaining contract value as of the indicated period pursuant to signed contracts, the majority of which is expected to be recognized over the next 24 months.
(6) CDMO new business is defined as initial value of contracts secured as well as incremental value of existing contracts modified within the indicated period and is incorporated into Backlog.
(7) CDMO opportunity funnel is defined as proposal values from new work with new customers, new work with existing customers and extensions/expansions of existing contracts with existing customers that, if converted to new business, the majority of which is expected to be realized over the next 24 months. This excludes any value associated with an extension of the commercial supply agreement (CSA) with Johnson & Johnson.
CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, November 4, 2021, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
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Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 2937668
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/nitqgk48 for the webcast.

A replay of the call can be accessed from the Emergent website.

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Gross Margin, Adjusted Product Gross Margin, Adjusted CDMO Gross Margin, Adjusted Revenues and Net Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Product Margin and Adjusted Product Margin," "Reconciliation of CDMO Margin and Adjusted CDMO Margin," "Reconciliation of Gross Margin and Adjusted Gross Margin" and "Reconciliation of Net Research and Development Expenses" included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding the strength of our 2024 growth plan; annual expectations underlying gross margin; the timing of deliveries of AV7909; the full delivery in 2021 of vaccines procured under the July 2021 ACAM2000® option exercise; the strength of the naloxone market and the number of generic and new branded naloxone entrants expected to enter into the market this year; new business prospects; enhanced customer service; capacity expansion in our pipeline portfolio; our CDMO backlog and opportunity funnel; total contract value; the timing and level of future revenues; the continued manufacturing of bulk drug substance for Johnson & Johnson’s COVID-19 vaccine; the expectation of at least one new Phase 3 launch and one BLA/EUA by year end and the level of capital
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expenditures; and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain clinical trials and regulatory approvals are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the availability of U.S. government funding for procurement of AV7909 and/or BioThrax or ACAM2000 and our other U.S. government procurement and development contracts; the timing of our submission of an application for and our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries; whether we will realize the full benefit of our investments in additional manufacturing and quality control systems; our ability to meet our commitments to continued quality and manufacturing compliance at our manufacturing facilities and the potential impact on our ability to continue production of bulk drug substance for Johnson & Johnson’s COVID-19 vaccine; our ability to provide CDMO services for the development and/or manufacture of product candidates of our customers at required levels and on required timelines; our ability and the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals; changes to U.S. government priorities for the SNS; our ability to negotiate additional U.S. government procurement or follow-on contracts for our public health threat products that have expired or will be expiring; the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts; our ability to develop a safe and effective treatment for COVID-19 and obtain EUA or approval of such treatment from the FDA; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028; the procurement of products by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the full impact of COVID-19 disease on our markets, operations and employees as well as those of our customers and suppliers; the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. The reader should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations hartwigm@ebsi.com (240) 760-0551
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Emergent BioSolutions Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$403.8	$621.3
Restricted cash	0.2	0.2
Accounts receivable, net	254.6	230.9
Inventories, net	364.6	307.0
Prepaid expenses and other current assets	88.3	36.5
Total current assets	1,111.5	1,195.9

Property, plant and equipment, net	768.7	644.1
Intangible assets, net	618.6	663.1
Goodwill	266.5	266.7
Other assets	102.2	113.4
Total assets	$2,867.5	$2,883.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$135.2	$136.1
Accrued expenses	42.9	46.9
Accrued compensation	73.4	84.6
Debt, current portion	31.6	33.8
Other current liabilities	82.3	83.1
Total current liabilities	365.4	384.5

Contingent consideration, net of current portion	5.1	34.2
Debt, net of current portion	817.3	841.0
Deferred tax liability	53.0	53.2
Contract liabilities, net of current portion	45.3	55.5
Other liabilities	58.7	67.8
Total liabilities	$1,344.8	$1,436.2

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 54.9 and 54.2 shares issued; 53.7 and 53.0 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	816.8	784.9
Treasury stock, at cost, 1.2 common shares	(39.6)	(39.6)
Accumulated other comprehensive loss, net	(23.1)	(25.3)
Retained earnings	768.5	726.9
Total stockholders' equity	1,522.7	1,447.0
Total liabilities and stockholders' equity	$2,867.5	$2,883.2
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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues:
Product sales, net	$270.5	$202.2	$589.6	$648.9
Contract development and manufacturing:
Services	112.6	53.1	283.7	102.7
Leases	(71.0)	104.0	132.6	148.7
Total contract development and manufacturing	41.6	157.1	416.3	251.4
Contracts and grants	16.9	25.9	63.6	72.1
Total revenues	329.0	385.2	1,069.5	972.4

Operating expenses:
Cost of product sales	103.2	120.2	237.0	287.6
Cost of contract development and manufacturing	114.3	28.8	307.6	68.1
Research and development	49.6	84.4	151.0	175.0
Selling, general and administrative	82.1	75.5	254.2	221.2
Amortization of intangible assets	14.5	15.0	44.5	44.8
Total operating expenses	363.7	323.9	994.3	796.7

Income (loss) from operations	(34.7)	61.3	75.2	175.7

Other income (expense):
Interest expense	(8.4)	(7.6)	(25.5)	(22.6)
Other, net	(2.4)	1.3	(2.8)	1.3
Total other income (expense), net	(10.8)	(6.3)	(28.3)	(21.3)

Income (loss) before income taxes	(45.5)	55.0	46.9	154.4
Income taxes	12.8	(15.5)	(5.3)	(34.7)
Net income (loss)	$(32.7)	$39.5	$41.6	$119.7

Net (loss) income per common share*
Basic	$(0.61)	$0.75	$0.78	$2.28
Diluted	$(0.61)	$0.73	$0.77	$2.23

Shares used in computing income (loss) per share
Basic	53.7	53.0	53.6	52.5
Diluted	53.7	54.3	54.3	53.6

* Any differences in the calculation of net income per common share is due to rounding.

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine Months Ended September 30,
	2021	2020
Cash flows (used in) provided by operating activities:
Net income	$41.6	$119.7
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Share-based compensation expense	32.3	41.0
Depreciation and amortization	94.6	85.6
Adjustment for prior period lease receivables (Note 10)	86.1	—
Change in fair value of contingent consideration, net	2.6	31.3
Amortization of deferred financing costs	3.1	2.4
Deferred income taxes	0.6	(4.4)
Impairment of IPR&D	—	29.0
Other	5.1	0.6
Changes in operating assets and liabilities:
Accounts receivable	(114.7)	74.6
Inventories	(58.0)	(47.6)
Prepaid expenses and other assets	(54.8)	(61.8)
Accounts payable	3.5	10.6
Accrued expenses and other liabilities	(19.3)	4.4
Accrued compensation	(11.1)	14.5
Contract liabilities	(19.5)	(9.0)
Net cash (used in) provided by operating activities:	(7.9)	290.9
Cash flows used in investing activities:
Purchases of property, plant and equipment	(178.3)	(105.0)
Milestone payment from prior asset acquisition	—	(10.0)
Net cash used in investing activities:	(178.3)	(115.0)
Cash flows (used in) provided by financing activities:
Principal payments on revolving credit facility	—	(373.0)
Principal payments on term loan facility	(16.9)	(8.4)
Principal payments on convertible senior notes	(10.6)	—
Proceeds from senior unsecured notes	—	450.0
Proceeds from share-based compensation activity	12.5	26.6
Debt issuance costs	—	(8.4)
Taxes paid for share-based compensation activity	(13.5)	(12.8)
Contingent consideration payments	(2.5)	(2.2)
Net cash (used in) provided by financing activities:	(31.0)	71.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(0.5)
Net change in cash, cash equivalents and restricted cash	(217.5)	247.2
Cash, cash equivalents and restricted cash at beginning of period	621.5	168.0
Cash, cash equivalents and restricted cash at end of period	$404.0	$415.2

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Reconciliation of Net Income to Adjusted Net Income (1)

	Three Months Ended September 30,
($ in millions, except per share value)	2021	2020	Source
Net income (loss)	($32.7)	$39.5
Adjustments:
+ Non-cash amortization charges	15.4	15.9	Intangible Asset (IA) Amortization, Other Income
+ Changes in fair value of contingent consideration	0.9	30.2	Product COGS
+ Impairment of IPR&D intangible asset	—	29.0	R&D
+ Exit and disposal costs	—	17.1	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	0.4	0.5	SG&A
Tax effect	(3.3)	(13.2)
Total adjustments:	$13.4	$79.5
Adjusted net income (loss)	($19.3)	$119.0
Adjusted net income (loss) per diluted share	($0.36)	$2.19

	Nine Months Ended September 30,
($ in millions, except per share value)	2021	2020	Source
Net income (loss)	$41.6	$119.7
Adjustments:
+ Non-cash amortization charges	47.5	47.2	Intangible Asset (IA) Amortization, Other Income
+ Changes in fair value of contingent consideration	2.6	31.3	Product COGS
+ Impairment of IPR&D intangible asset	—	29.0	R&D
+ Exit and disposal costs	—	17.1	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	0.7	0.5	SG&A
Tax effect	(10.1)	(19.7)
Total adjustments:	$40.7	$105.4
Adjusted net income	$82.3	$225.1
Adjusted net income per diluted share	$1.52	$4.20

($ in millions)	2021 Full Year Forecast	Source
Net income	$260 - $295
Adjustments:
+ Non-cash amortization charges	64	IA Amortization, Other Income
+ Changes in fair value of contingent consideration	3	COGS
+ Acquisition-related costs (transaction & integration)	1	SG&A
Tax effect	(13)
Total adjustments:	$55
Adjusted net income	$315 - $350

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Reconciliation of Net Income to Adjusted EBITDA (1)

	Three Months Ended September 30,
($ in millions)	2021	2020
Net income (loss)	($32.7)	$39.5
Adjustments:
+ Depreciation & amortization	32.6	28.8
+ Income taxes	(12.8)	15.5
+ Total interest expense, net	8.3	7.5
+ Changes in fair value of contingent consideration	0.9	30.2
+ Impairment of IPR&D intangible asset	—	29.0
+ Exit and disposal costs	—	17.1
+ Acquisition-related costs (transaction & integration)	0.4	0.5
Total adjustments	$29.4	$128.6
Adjusted EBITDA	($3.3)	$168.1

	Nine Months Ended September 30,
($ in millions)	2021	2020
Net income (loss)	$41.6	$119.7
Adjustments:
+ Depreciation & amortization	94.5	85.6
+ Income taxes	5.3	34.7
+ Total interest expense, net	25.0	21.6
+ Changes in fair value of contingent consideration	2.6	31.3
+ Impairment of IPR&D intangible asset	—	29.0
+ Exit and disposal costs	—	17.1
+ Acquisition-related costs (transaction & integration)	0.7	0.5
Total adjustments	$128.1	$219.8
Adjusted EBITDA	$169.7	$339.5

($ in millions)	2021 Full Year Forecast
Net income	$260 - $295
Adjustments:
+ Depreciation & amortization	127
+ Provision for income taxes	76 - 91
+ Total interest expense, net	33
+ Changes in fair value of contingent consideration	3
+ Acquisition-related costs (transaction & integration)	1
Total adjustments	240 - 255
Adjusted EBITDA	$500 - $550

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Reconciliation of Gross Margin and Adjusted Gross Margin (1)

	Three Months Ended September 30,
($ in millions)	2021	2020
Total revenues	$329.0	$385.2
- Contract and grants revenues	(16.9)	(25.9)
Adjusted revenues	$312.1	$359.3

Cost of product sales	$103.2	$120.2
Cost of contract development and manufacturing	$114.3	$28.8
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$217.5	$149.0
- Changes in fair value of contingent consideration	(0.9)	(30.2)
- Inventory reserves related to Travel Health vaccines	—	(13.8)
Adjusted COGS	$216.6	$105.0

Gross margin (adjusted revenues minus COGS)	$94.6	$210.3
Gross margin % (gross margin divided by adjusted revenues)	30%	59%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$95.5	$254.3
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	31%	71%

	Nine Months Ended September 30,
($ in millions)	2021	2020
Total revenues	$1,069.5	$972.4
- Contract and grants revenues	(63.6)	(72.1)
Adjusted revenues	$1,005.9	$900.3

Cost of product sales	$237.0	$287.6
Cost of contract development and manufacturing	$307.6	$68.1
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$544.6	$355.7
- Changes in fair value of contingent consideration	($2.6)	($31.3)
- Inventory reserves related to Travel Health vaccines	$—	($13.8)
Adjusted COGS	$542.0	$310.6

Gross margin (adjusted revenues minus COGS)	$461.3	$544.6
Gross margin % (gross margin divided by adjusted revenues)	46%	60%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$463.9	$589.7
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	46%	66%
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Reconciliation of Product Margin and Adjusted Product Margin (1)

	Three Months Ended September 30,
($ in millions)	2021	2020
Product revenues	$270.5	$202.2

Cost of product sales (COPS)	$103.2	$120.2
- Changes in fair value of contingent consideration	(0.9)	(30.2)
- Inventory reserves related to Travel Health vaccines	—	(13.8)
Adjusted cost of product sales	$102.3	$76.2

Product margin (product revenues minus COPS)	$167.3	$82.0
Product margin % (product margin divided by product revenues)	62%	41%

Adjusted gross margin (product revenues minus adjusted COPS)	$168.2	$126.0
Adjusted gross margin % (adjusted product margin divided by product revenues)	62%	62%

	Nine Months Ended September 30,
($ in millions)	2021	2020
Product revenues	$589.6	$648.9

Cost of product sales	$237.0	$287.6
- Changes in fair value of contingent consideration	(2.6)	(31.3)
- Inventory reserves related to Travel Health vaccines	—	(13.8)
Adjusted COPS	$234.4	$242.5

Gross margin (product revenues minus COPS)	$352.6	$361.3
Gross margin % (product margin divided by product revenues)	60%	56%

Adjusted product margin (product revenues minus adjusted COPS)	$355.2	$406.4
Adjusted product margin % (adjusted product margin divided by product revenues)	60%	63%

Reconciliation of CDMO Margin and Adjusted CDMO Margin (1)

	Three Months Ended September 30,
($ in millions)	2021	2020
CDMO services revenues	$112.6	$53.1
+ Non-USG lease revenue	15.0	18.1
Adjusted CDMO service revenues	$127.6	$71.2

Cost of CDMO services	$114.3	$28.8

CDMO margin (CDMO service revenues minus Cost of CDMO services)	$(1.7)	$24.3
CDMO margin % (CDMO margin divided by CDMO services revenues)	(2)%	46%

Adjusted CDMO margin (adjusted CDMO services revenues minus Cost of CDMO services)	$13.3	$42.4
Adjusted CDMO margin % (adjusted CDMO margin divided by adjusted CDMO services revenues)	10%	60%

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	Nine Months Ended September 30,
($ in millions)	2021	2020
CDMO services revenues	$283.7	$102.7
+ Non-USG lease revenue	50.7	18.2
Adjusted CDMO service revenues	$334.4	$120.9

Cost of CDMO services	$307.6	$68.1

CDMO margin (CDMO service revenues minus Cost of CDMO services)	$(23.9)	$34.6
CDMO margin % (CDMO margin divided by CDMO services revenues)	(8)%	34%

Adjusted CDMO margin (adjusted CDMO services revenues minus Cost of CDMO services)	$26.8	$52.8
Adjusted CDMO margin % (adjusted CDMO margin divided by adjusted CDMO services revenues)	8%	44%

Reconciliation of Net Research and Development Expenses (1)

	Three Months Ended September 30,
($ in millions)	2021	2020
Research and Development Expenses	$49.6	$84.4
Adjustments:
- Contracts and Grants Revenue	(16.9)	($25.9)
- Impairment of IPR&D intangible asset	—	(29.0)
Net Research and Development Expenses	32.7	29.5
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	312.1	$359.3
Net R&D as % of Adjusted Revenue (Net R&D Margin)	10%	8%

	Nine Months Ended September 30,
($ in millions)	2021	2020
Research and Development Expenses	$151.0	$175.0
Adjustments:
- Contracts and Grants Revenue	(63.6)	($72.1)
- Impairment of IPR&D intangible asset	—	(29.0)
Net Research and Development Expenses	87.4	73.9
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	1,005.9	$900.3
Net R&D as % of Adjusted Revenue (Net R&D Margin)	9%	8%

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